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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and Array BioPharma Inc. Employee Stock Purchase Plan of our report dated July 27, 2001, except for Note 9, as to which the date is August 7, 2001, with respect to the financial statements of Array BioPharma Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2001.


/s/ Ernst & Young LLP

Denver, Colorado
September 27, 2001